LEASE AGREEMENT

LESSOR:	WILLIAM P. GROSS & RUTH R. GROSS, AS CO-TRUSTEES OF THE WILLIAM P. GROSS & RUTH R. GROSS 1990 TRUST, UTD 10/06/90.
LESSEE:	SIX RIVERS NATIONAL BANK
PREMISES:	1640 CENTRAL AVENUE, McKINLEYVILLE, CALIFORNIA
DATE:	March 21, 1994

HUBER & GOODWIN
ATTORNEYS AT LAW
550 "I" STREET
POST OFFICE BOX 23
EUREKA, CALIFORNIA 95502

TABLE OF CONTENTS

1. Premises 1
2. Term 1
3. Holding Over 1
4. Termination 1
5. Rent - Base Period 2
6. Renewal Option 3
7. Title 3
8. Estoppel Certificate 3
9. Short Form Lease 3
10. Zoning 3
11. Sale by Lessor 3
12. Use of Premises 3
13. Compliance with Laws 3
14. Utilities 4
15. Property Taxes & Assessments 4
16. Signs 5
17. Lessees' Alterations 5
18. Obtaining Permits 5
19. Lessee's Fixtures 5
20. Lessee's Maintenance & Repairs 6
21. Lessor's Maintenance & Repairs 6
22. Earthquake & Fire Insurance 6
23. Damage or Destruction 7
24. Indemnity of Lessor - Insurance 7
25. Condemnation 8
26. Lessee's Default 9
27. Lessor's Default 10
28. Non-Disturbance 11
29. Waiver 11
30. Attorney's Fees 11
31. Rights & Obligations of Successors 12
32. Remedies Cumulative 12
33. Paragraph Headings 12
34. Definition of Lessee 12
35. Gender 12
36. Entire Agreement 12
37. Notices 13

HUBER & GOODWIN
ATTORNEYS AT LAW
550 "I" STREET
POST OFFICE BOX 23
EUREKA, CALIFORNIA 95502

LEASE AGREEMENT

This Lease Agreement is entered into on March _____, 1994, by and between **William P. Gross & Ruth R. Gross, as co-trustees of the William P. Gross & Ruth R. Gross 1990 Trust, UTD 10/06/90**, hereinafter referred to as "Lessor," and **Six Rivers National Bank**, a corporation authorized to do business in the State of California, hereinafter referred to as "Lessee," and is contingent upon Lessor acquiring title from Lessee.

Witnesseth:

1. **Premises:** Lessor leases to Lessee and Lessee leases from Lessor real property located in the City of McKinleyville, County of Humboldt, State of California, which is generally shown on a map marked as Exhibit A attached hereto and incorporated herein by this reference, together with all the easements, rights, privileges and appurtenances thereunto belonging to or in any way pertaining to said premises, and the building and improvements, including parking facility improvements located thereon. The premises are commonly known as 1640 Central Avenue, McKinleyville, California.

2. **Term:** This lease term is fifteen (15) years. Lessor is in the process of acquiring title to the premises from Lessee, and the term shall commence on the day the sale escrow closes and will terminate fifteen years thereafter.

3. **Holding Over:** If Lessee remains in possession of the leased premises after the expiration of this lease or any option period thereto, such continued possession shall, if rent is paid by Lessee and accepted by Lessor, create a month-to-month tenancy on the terms herein specified. Said tenancy may be terminated at any time by either party giving 30 days written notice to the other party.

4. **Termination:** At the end of the term of this lease, whether according to the period specified in Paragraphs 2 or 3, or by default, cause, or

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otherwise, Lessee shall quit and surrender the premises in clean and sightly condition and in good repair, ordinary wear and tear, or conditions resulting from Lessor's negligence, breach of warranties, or nonperformance hereunder excepted.

5. **Rent - Base Period:** Lessee shall pay to Lessor as minimum monthly rent without deduction, set off, prior notice or demand, the sum of Nine Thousand Dollars ($9,000) per month for the entirety of the fifteen (15) year term. The payments shall be made in advance on the first day of each month commencing on the date the term commences and continuing during the term. Minimum monthly rent for the first month or portion of it shall be paid on the day the term commences. Minimum monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the minimum monthly rent per day. All rent shall be paid to Lessor at the address to which notices to Lessor are given.

Lessor is purchasing the premises from Lessee and Lessee is lending purchase money to Lessor. The parties agree that so long as the parties retain this relationship as Lessor-Lessee and Borrower-Lender, Lessee shall have the right to make monthly rent payments by crediting Lessor's loan account by the amount of the monthly loan payment and remitting the balance of the monthly rent to Lessor.

Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the premises. Therefore, if any installment of rent due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not

constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

6. **Renewal Option.** Lessee shall be granted options to extend the initial term of this lease for three (3) terms of five (5) years on the same terms and conditions as set forth herein, save and except: (a) written notice must be given twelve (12) months prior to the expiration of the original lease term or subsequent renewal term, and (b) the rent for each option term shall be adjusted to reflect the then-prevailing rents in McKinleyville, California, for similar commercial space. In no event shall the rent be less than Nine Thousand Dollars ($9,000) per month.

7. **Title:** Lessor warrants that Lessor is the owner of the leased premises, and that Lessor has the right to lease the premises, free from all encumbrances.

8. **Estoppel Certificate:** Lessee acknowledges that Lessor may request an estoppel certificate containing an offset statement from Lessee. Lessee agrees to provide such estoppel certificate to Lessor within ten (10) days from such request.

9. **Short Form Lease:** This lease shall not be recorded, but it is agreed that, upon request by either party, the parties will execute a short form of this lease which may be recorded by either party.

10. **Zoning:** Lessor covenants that at the time of commencement of this lease and during its term there will be no zoning or other ordinances, or title matters, which will restrict Lessee's operation of a banking facility.

11. **Sale by Lessor:** Nothing herein contained shall in any way prohibit Lessor from selling or otherwise disposing of Lessor's interest in the premises herein described at any time.

12. **Use of Premises:** Lessee shall use the premises for the purpose of a banking business or other mutually agreed upon occupancy.

13. **Compliance with Laws:** Lessee agrees its operation and use of the premises will be in compliance with appropriate governmental rules and

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regulations having jurisdiction over the leased premises. Except as set forth in Paragraph 21, repairs, improvements, and alterations to the interior and structure of the leased building required by such authority will be made at Lessee's expense.

14. **Utilities:** Lessee shall pay for all water, heat, gas, sewer use charges, electricity, garbage collection and other utilities consumed or used by it in connection with its occupancy of the demised premises.

15. **Property Taxes & Assessments:** Lessee shall pay all real property taxes which may be levied by any lawful authority against the leased premises. The official tax bill issued by the appropriate county taxing authority shall be sufficient evidence of the amount of the taxes assessed or levied against the parcel of real property to which such bill relates.

Lessee is to be liable in the manner hereinabove provided for each and every such assessment and charge. The tax year of any lawful authority commencing during any lease year shall be deemed to correspond to such lease year. Lessee shall have the right at its own cost and expense and for its sole benefit to initiate and prosecute any proceeding permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or the amount of taxes or assessments assessed to or levied upon the demised premises and required to be paid by Lessee hereunder and, if required by law, Lessee may take such action in the name of Lessor who shall cooperate with Lessee to such extent as Lessee may reasonably require to the end that such proceedings may be brought to a successful conclusion; provided, however, that Lessee shall fully indemnify and save Lessor harmless from all costs, expenses, and attorneys fees arising out of any action commenced by Lessee.

All tax bills shall be paid on or before the due dates designated by the taxing authority. If Lessee fails to pay the tax in a timely manner and has not pursued a contest of the validity of such bill, Lessor shall have the right to pay the tax bill and add the amount paid to the following month's rent. Failure by the Lessee to pay the following month's rent, plus the tax amount

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paid by Lessor, shall be a default of the rent provisions of this lease.

16. **Signs:** Lessee shall have the right and privilege to place on the face or marquee of the building or premises any and all signs the Lessee may feel desirable to the operation of its business and which are in conformity with the appropriate governmental rules and regulations and in keeping with the architectural design of the building; such sign installations, however, shall not adversely affect the physical structure of the building. All sign installations are at Lessee's expense. At Lessor's direction at the termination of this lease, all signs shall be removed at Lessee's expense.

17. **Lessees' Alterations:** Lessee may, at its own expense, from time to time during the term hereof, make such alterations, additions and changes, other than structural changes, in and to the demised premises as it finds necessary or convenient for its purposes. Lessee agrees that all alterations, additions and changes made by it will be made in a first-class workmanlike manner and paid for by Lessee, and anything in this lease agreement to the contrary notwithstanding, Lessor and Lessee agree that Lessee shall, in the sole discretion of Lessor, have the obligation at the end of the term of this lease to remove the same or to change such structure or restore the premises to the condition in which they were originally. Lessee will keep the leased premises free and clear of construction liens arising from such alterations, additions and changes.

18. **Obtaining Permits:** In the event it shall be necessary to apply for and secure from any governmental authority any permits or licenses required in connection with the making of any alterations, additions, changes and repairs, Lessor agrees upon request by Lessee to execute or join in the execution of any application for such permits and licenses.

19. **Lessee's Fixtures:** Any trade fixtures, equipment and other property installed in or attached to the demised premises by and at the expense of Lessee shall remain the property of Lessee, including but not limited to, Lessee's vault, vault door, safe deposit boxes, ATM, night depository, signs, furniture and fixtures, and security equipment. Lessor agrees that Lessee

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shall, in the Lessor's sole discretion, have the obligation within thirty (30) days after the termination of this lease to remove any or all of its trade fixtures, equipment and other property which it may have stored, attached to, or installed in the demised premises. After such removal, Lessee shall leave the premises in a clean and finished manner with all sheet rock and other walls and ceilings patched and painted, and floors and floor coverings in the same condition as they were at the commencement of the lease, normal wear and tear excepted. Lessee does not have the right to remove plumbing, lighting, heating fixtures or floor coverings. If Lessee utilizes all or any portion of the thirty (30) day period allowed for the removal of such fixtures and equipment beyond the term of this lease, it shall pay to Lessor, as rent, a sum equal to the monthly rental or a prorata portion thereof.

20. **Lessee's Maintenance & Repairs:** Except as provided in Paragraph 21, Lessee shall, at its sole cost and expense, maintain the premises in good condition. Lessor shall not have any responsibility to maintain the premises. Lessee waives the provisions of Civil Code §§1941 and 1942 with respect to Lessor's obligation for tenantability of the premises and Lessee's right to make repairs and deduct the expense of such repairs from rent unless repairs are made pursuant to Paragraph 21.

21. **Lessor's Maintenance & Repairs:** Notwithstanding the provisions of Paragraph 20, Lessor shall pay one-half of the cost of a retrofit of the roof if necessary due to roof failure.

22. **Fire Insurance:** Lessee, at its expense, shall carry and maintain during the term of this lease, or any extension thereof, a standard form fire insurance policy, with a special form endorsement for the benefit of Lessor on all improvements on the demised premises in an amount equal to full replacement value. The proceeds of any such policy in the event of fire or other casualty causing insurance proceeds to be paid shall be payable to Lessor according to the provisions of Paragraph 23. Proof of such insurance shall be provided to Lessor by Lessee at the commencement of this lease.

. . .

HUBER & GOODWIN
ATTORNEYS AT LAW
550 "I" STREET
POST OFFICE BOX 23
EUREKA, CALIFORNIA 95502

23. **Damage or Destruction:**

(a) If, during the term, the premises are totally or partially destroyed from a risk covered by the insurance described in Paragraph 22, rendering the premises totally or partially inaccessible or unusable, Lessee shall restore the premises to substantially the same condition as they were in immediately before destruction, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

(b) If the damage occurred from a risk which would not be covered by insurance of the kind described heretofore, repairs shall be at the expense of Lessor, unless the damage was the result of the fault of Lessee, in which case Lessee shall have the obligation to repair in proportion to Lessee's degree of fault.

(c) In any event, repairs shall be accomplished with all reasonable dispatch subject to interruption and delays from labor disputes and matters beyond the control of the party responsible. Rent shall be abated to the extent the premises are untenantable subsequent to the damage and during the period of repair, except when damage occurs because of the fault of Lessee, or any tenant, sublessee, or successor in interest to Lessee, and Lessor would, as a result of any abatement of rent, suffer an economic loss nonreimbursable from insurance proceeds or otherwise.

(d) In case of destruction caused from a risk covered by the insurance provided in Paragraph 22, there shall be no abatement or reduction of rent. In case of destruction caused from a risk not covered by the insurance provided in Paragraph 22, there shall be an abatement or reduction of rent between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Lessee's use of the premises.

24. **Indemnity of Lessor - Insurance:** Lessee shall indemnify and save Lessor harmless from any and all liability, damage, expense, attorney fees, causes of action, suits, claims or judgments arising from injury to persons or damage to property arising out of or connected with the use, occupancy, management or control of the leased premises other than that due to Lessor's sole negligence. Lessee shall then, at its own cost and expense, defend any and all suits which may be brought against Lessor either alone or in conjunction with others, and upon such above mentioned cause or claim

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shall satisfy, pay and discharge any and all judgments that may be recovered against Lessor in any such actions in which Lessor may be a party defendant; and Lessee shall, at its own expense, during the term of this lease, carry in full force and effect public liability coverage naming Lessor and Lessee as insureds. Such insurance shall afford protection to the limit of not less than one million dollars ($1,000,000) with respect to injury or death of a single person and to a limit of not less than one million dollars ($1,000,000) with respect to any one accident, and to a limit of one million dollars ($1,000,000) with respect to property damage. Such policy or policies shall provide that the insurance shall not be cancelable or reduced without at least thirty (30) days prior written notice to the assureds. Lessee shall furnish Lessor with a certificate or other acceptable evidence that such insurance is in effect.

Each party hereby releases the other from any loss or damage whatever resulting from perils insured against, regardless of the cause or origin, specifically including the negligence of the Lessee or Lessor, their agents, employees, guests or licensees; provided, however that nothing herein contained shall be construed as relieving Lessee from its obligation to insure the premises for the Lessor, as in this paragraph and Paragraph 22 above provided.

25. **Condemnation:**

(a) If a portion of the leased premises, including the parking area, is condemned and if the area taken is less than ten percent (10%) of the total area of the leased premises, including the parking area, this lease shall continue on the following terms:

(1) Lessor shall be entitled to all the proceeds of the condemnation and Lessee shall have no claim against Lessor as a result of the condemnation.

(2) Lessor shall proceed, as soon as reasonably possible, to make such repairs and alterations of the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation. Lessor may, but shall not be required to, perform alterations prior to the actual taking. Rent shall be

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abated to the extent the premises are untenantable during the period of alteration and repair.

(3) After the date on which title vests in the condemning authority, or an earlier date on which alterations or repairs are commenced by Lessor to restore the balance of the property in anticipation of taking, the rent shall be reduced commensurably with the reduction in value of the leased premises as an economic unit on account of the partial taking. If the parties are unable to agree on the amount of the reduction of the rent, the amount shall be determined by arbitration under the rules of the American Arbitration Association.

(b) If a portion of the Lessor's property not included in the leased premises is taken and the severance damages are awarded on account of the leased premises, or an award is made for detriment to the leased premises as a result of the change of grade of adjacent streets or other activity by a public body not involving a physical taking of any portion of the land, this shall be regarded as a partial condemnation to which the foregoing shall apply and the rent shall be reduced to the extent of diminution of value of the premises as an economic unit, as though a portion had been physically taken.

(c) If a condemning authority takes twenty percent (20%) or more of the area of the leased premises, Lessee, at its option, may elect to terminate this lease on the date title vests in the condemning authorities. If Lessee elects to terminate this lease, Lessor shall be entitled to all of the proceeds of condemnation and Lessor shall promptly pay to Lessee on or before the date that any such award is paid to Lessor, a sum which is equal to the cost of dismantling, transporting and reinstalling at a new location all of Lessee's trade fixtures, supplies and other equipment located on the leased premises, provided, however, that the Lessor's relocation liability shall not exceed that portion of the condemnation award arising out of settlement or litigation which is attributable to relocation expenses.

In the event Lessee elects not to terminate this lease or fails to exercise its option, then and in that event Lessor shall be entitled to all of the proceeds of condemnation and Lessor shall proceed to make repairs and alterations to the premises as are necessary to restore them as provided above in the case of partial condemnation; provided, however, that the rent received hereunder shall be reduced prorata or as determined by arbitration as set forth above.

26. **Lessee's Default:** In the event of default by Lessee in the performance of its obligation to pay rent hereunder, Lessor shall have all the rights

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of a landlord under California law, including the right to sue for rent, and shall further and without limitation have the right to terminate this lease agreement and re-enter the demised premises or any part thereof with or without process of law; or Lessor, at its option, without terminating this lease agreement, shall have the right to re-enter the demised premises and sublet the whole or any part thereof, for the account of Lessee, upon as favorable terms as are reasonably available. In the latter event, Lessor shall have the right to collect any rent which may thereafter become payable under such sublease and apply the same first to the payment of any expenses incurred by Lessor in dispossessing Lessee and in subletting the demised premises, and second to the payment of the rentals herein reserved and the fulfillment of Lessee's covenants hereunder, and Lessee shall be liable for amounts equal to the several installments of basic rent, as it would under the terms of this lease agreement as the same become due, less any amounts actually received by Lessor and applied on account of rental as aforesaid. Lessor shall not be deemed to have terminated this lease agreement by reason of taking possession of the demised premises unless written notice of such termination has been served on Lessee.

27. **Lessor's Default:** In the event of default by Lessor in the performance of any of the terms and conditions under this lease agreement, except as provided below, Lessee may perform the same as indicated in "Lessee's Default" should Lessor fail to do so promptly after ten (10) days notice of default. Lessor shall reimburse Lessee for any expenditure thus incurred with interest at ten percent (10%) per annum. Any sums due Lessee from Lessor under this paragraph may be deducted from the rental payments due or to become due.

Notwithstanding the provisions of this paragraph, upon Lessor's default, if circumstances reasonably require Lessee to take action to avoid or minimize economic damage to Lessee's business, Lessee may take such action without the aforesaid ten (10) days notice.

In the event of any violations of any covenants made by Lessor in

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Paragraphs 7 and 10, Lessee may cancel this lease by notice to Lessor in writing. However, such notice of cancellation shall not be effective for a period of sixty (60) days from the date of receipt thereof by Lessor. If during such sixty (60) day period Lessor shall cure all defects hereunder, this lease shall continue in full force.

28. **Non-Disturbance:** So long as Lessee is not in default under the terms of this lease, Lessee's possession of the premises and its rights and privileges hereunder, and any extensions or renewals thereof, shall not be dismissed or interfered with by Lessor, Lessor's mortgage lender, or others, and Lessee's occupancy of the premises shall not be disturbed for any reason whatsoever by said mortgage lender or others during the term of this lease or any extensions or renewals thereof.

29. **Waiver:** No delay or omission by either party to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof. Subject to the provisions of this paragraph, every such right and power may be exercised at any time during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

30. **Attorney's Fees:** In the event of any controversy, claim or dispute arising out of or relating to this lease agreement or the method and manner of performance thereof, or the breach thereof, said controversy, claim or dispute shall be resolved in the appropriate court of Humboldt County. The prevailing party in the controversy, claim or dispute shall be awarded by the court, in addition to any other relief, a reasonable sum as attorney's fees and costs. In determining what is a reasonable sum as attorney's fees and costs, the actual amount of the attorney's fees and costs the prevailing party is obligated to pay to its attorney or attorneys shall be presumed to be reasonable, which presumption shall be rebuttable. In the event neither party

wholly prevails, the court shall award to the party whose position is determined to be comparatively correct an equitable portion of the attorney's fees and costs to which the party would have otherwise been entitled had the party wholly prevailed.

31. **Rights & Obligations of Successors:** Lessor and Lessee agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

32. **Remedies Cumulative:** No remedy herein conferred upon or reserved to Lessor or Lessee shall exclude any other remedy herein or by law provided. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

33. **Paragraph Headings:** The paragraph headings of this lease and the contents pages are for convenience only and are not a part of this lease agreement and do not in any way limit or amplify the terms and provisions of this lease agreement.

34. **Definition of Lessee:** If more than one person or corporation is named as Lessee in this lease agreement, and executes the same as such, then and in such event the word "Lessee" wherever used in this lease agreement is intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants and provisions of this lease agreement shall be joint and several.

35. **Gender:** The masculine, feminine or neuter gender, and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

36. **Entire Agreement:** This lease contains all negotiations and oral agreements between the parties relating to the Lessor-Lessee relationship.

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Any representations, implied or actual, are of no force or effect unless herein contained. The parties acknowledge that other written documents relating to the acquisition of the premises by Lessor from Lessee exist in that regard.

37. **Notices:** Any notice or demand required or permitted to be given under this lease agreement shall be deemed to have been properly given when, and only when, the same is in writing and has been deposited in the United States mail, with postage prepaid, to be forwarded by registered or certified mail and addressed as follows:

TO **LESSOR**: **William P. Gross & Ruth R. Gross**
1600 Buttermilk Lane
Arcata, CA 95521

TO **LESSEE**: **Six Rivers National Bank**
800 W. Harris St.
P.O. Box 6517
Eureka, CA 95502

Such addresses may be changed from time to time by serving notice as above provided.

In witness whereof, the parties hereto have caused this Lease Agreement to be executed the day and year first herein written.

LESSOR: **William P. Gross & Ruth R. Gross 1990 Trust, UTD 10/06/90**

By: ______________________
William P. Gross, co-trustee

By: ______________________
Ruth R. Gross, co-trustee

LESSEE: **Six Rivers National Bank**

By: ______________________

HUBER & GOODWIN
ATTORNEYS AT LAW
550 "I" STREET
POST OFFICE BOX 23
EUREKA, CALIFORNIA 95502


EXCESS LAND AREA
BANK
ENTRY
ENTRY
OFFICE
OFFICE
R/W
MATERIALS LEGEND
SCHEMATIC LANDSCAPE PLAN

Crow/Clay and Associates
Architecture and Planning

SIX RIVERS NATIONAL BANK
MCKINLEYVILLE BRANCH

DATE:

SHEET:

L1

3/94